Exhibit 10.01

Amendment
To Master Agreement

This Amendment to the Master Agreement shall have an effective date of August 22, 2003, and is by and between Intuit Inc. (“Intuit”) and Modus Media International, Inc. (“MMI”)

WHEREAS, Intuit and MMI are parties to a Master Agreement dated November 1, 2000 and a Statement of Work (labeled “2001 Intuit & MMI Statement of Work”) thereunder (the “Original SOW”); and

WHEREAS, the “2001 Intuit & MMI Statement of Work” was amended by a document dated July 25, 2002, and that statement of work, as amended thereby, is referred to herein as the “Existing SOW”; and

WHEREAS, Intuit and MMI desire to make certain amendments to the Master Agreement and replace the Existing SOW with a new Statement of Work, as set forth herein,

NOW THEREFORE, Intuit and MMI hereby agree as follows:

1.	Revisions to Master Agreement. The following sections of the Master Agreement are revised as follows:

(a)	Section 2.4, Quarterly Reviews: Add the following at the end of the first clause:

“Both parties agree to a Quarterly Scorecard including a risk/reward compensation plan for evaluating MMI performance with respect to the agreed Six Sigma format set forth in the applicable SOW. As a result of applying the risk/reward plan, additional payments or credits may be due MMI or Intuit.”

(b)	Add the following as Section 2.6, Annual Pricing Review:

“Both parties agree to review annually the fees/prices paid by Intuit and to negotiate in good faith any fee/pricing adjustments. MMI agrees to seek continuous improvement in value engineering, vendor sourcing/component procurement processes and equipment to gain efficiency, which could result in downward pricing.

(c)	Invoicing & Payment, Section 5.1: Delete in its entirety and replace with:

“MODUS MEDIA will invoice INTUIT as services are rendered, but not less than weekly. MODUS MEDIA will provide separate accurate and timely invoices for operations in Carol Stream, Illinois, Lindon, Utah and Raleigh, North Carolina, and any other operating divisions performing services for INTUIT. In addition, MODUS MEDIA will bill and INTUIT will pay for Related Services and such other charges provided for herein as incurred. Charges for Related Services not specifically provided for in this Agreement or the Statement of Work MUST have prior written approval from INTUIT, otherwise INTUIT is under no obligation to pay such charges. INTUIT will pay MODUS MEDIA for goods or services provided satisfactorily, upon the following terms: One percent (1%) early payment discount within ten (10) days of receipt of a valid invoice; net thirty (30) days from receipt of the invoice, unless otherwise set forth in the applicable SOW or supplemental Purchase Order, in the event of a disputed invoice, INTUIT will promptly notify MODUS MEDIA of the dispute. Intuit will promptly pay such disputed invoice once such dispute is resolved to Intuit’s reasonable satisfaction.”

(d)	Article 11, Provisions: Add the following as a new Section 11.16, Non-Exclusive Agreement:

“This Agreement is a nonexclusive agreement. Intuit expressly reserves the right to contract with others for any or all of the products or services that Intuit may require.”

All subsequent Sections have their numbers changed accordingly.

2.	Master Agreement Term. The term of the Master Agreement (“Term”) commenced on November 1, 2000, and the parties agree that it shall continue through July 31, 2006 (“Initial Term”), unless earlier terminated as provided in the Master Agreement. The Master Agreement will automatically extend for successive one (l)-year terms (“Extension Terms”), unless earlier terminated as provided therein.

3.	First Amendment. “The FIRST AMENDMENT TO MASTER AGREEMENT between INTUIT, INC. and MODUS MEDIA INTERNATIONAL, INC.” effective August 8, 2001, is deleted in its entirety. Both parties agree that the use of the Ghost Card identified in the First Amendment has terminated effective August 1, 2003.

4.	Statement of Work. The Existing SOW is replaced with the “2003/2004 Intuit & Modus Statement of Work” executed as of the date of this Amendment.

As modified hereby, the Master Agreement shall remain in full force and effect.

(Signature Page Follows)

IN WITNESS WHEREOF, the parties hereto have signed this Amendment to Statement of Work as of the date set forth above:

INTUIT INC.
By: /s/ SCOTT BETH

Name: Scott Beth
Title: Vice President, Procurement

MODUS MEDIA INTERNATIONAL
By: /s/ DANIEL BECK

Name: Daniel Beck
Title: President, Americas